EXHIBIT 10.11
                                  -------------

                  CONFIDENTIAL RELEASE AND SETTLEMENT AGREEMENT
                  ---------------------------------------------

         This Confidential Release and Settlement Agreement (the "Agreement") is executed as of the 6th day of June, 2001 by and among TheResidentClub, Inc. ("TRC"), USOL Holdings, Inc. ("USOL", and together with TRC, the "TRC Entities") and GMAC Mortgage Corporation ("GMACM"). The TRC Entities and GMACM shall be collectively referred to herein as the "Parties."

         TRC, a Delaware corporation and subsidiary of USOL, is a Texas-based business with its principal place of business at 10300 Metric Boulevard, 2nd floor, Austin, Texas 78758.

         USOL is an Oregon corporation with its principal place of business at 10300 Metric Boulevard, Austin, Texas 78758.

         GMACM is a Pennsylvania corporation with its principal place of business at 100 Witmer Road, Horsham, Pennsylvania 19044.

         TRC and GMACM entered into a written Services Agreement on August 21, 2000 ("Services Agreement"). This Agreement was amended in writing on September 20, 2000; October 19, 2000; November 20, 2000; December 20, 2000 and January 24,
2001. On April 10, 2001, GMACM terminated the Services Agreement.

         A dispute exists between the Parties regarding the amounts due to TRC from GMACM under the Services Agreement. The parties also dispute matters relating to each Party's performance under the Services Agreement.

         The Parties now wish to resolve all possible claims and controversies between them pursuant to the terms and conditions set forth in this Agreement. The Parties acknowledge that this Agreement is solely for the purpose of the settlement and compromise of disputed claims and that the execution of this Agreement is not to be construed or considered as an admission of liability or fault by any Party.

          1. Payment. On June 30, 2001 (the "Settlement Date"), GMACM shall pay the sum of $6,600,000 (Six Million Six Hundred Thousand
               Dollars) to TRC. This payment shall be made by wire transfer pursuant to the instructions set forth on Exhibit A hereto.

          2. Capital Assets. On the Settlement Date, TRC shall deliver to GMACM the capital assets ("Capital Assets") pursuant to Section
               1.16 of the Services Agreement, together with the Bill of Sale (as defined herein). The Capital Assets set out on the draft bill of sale attached as Exhibit B represent the Parties' current best estimate of the Capital Assets that are subject to this provision. A final Bill of Sale ("Bill of Sale") shall be determined and agreed upon by the Parties on or before June 20, 2001.


                                 Exhibit 10.11-1

          3. Ownership of Products Under The Services Agreement. The Parties acknowledge and agree that: (1) all original designs, memoranda, data, discoveries, software, object code, source code, HTML files, Java files, graphics files, animation tiles, data files, technology, scripts and programs, prepared, created or obtained by TRC for GMACM under the Services Agreement (the "GMACM Software") were developed for GMACM as works made for hire and are therefore owned exclusively by GMACM; and (2) all materials created and owned by TRC as part of the Services Agreement that are of general applicability (i.e., not specific to the www.geemac.net Web Site developed for GMACM or the services performed by TRC under the Services Agreement), shall continue to be owned exclusively by TRC (the "TRC Software"). TRC will deliver to GMACM all tangible embodiments of GMACM Software not already in the possession of GMACM, if any, on the Settlement Date. In addition, on the Settlement Date, TRC shall deliver to GMACM a non-exclusive, perpetual royalty free, assignable and/or sub- licensable license ("License") to use the TRC Software as may be necessary for the GMACM Software to function properly. The License shall be acceptable to GMACM in its reasonable discretion. The C20 and the ISP bundle products developed by TRC are exclusively owned by TRC pursuant to Section 2.5 of the Services Agreement.

          4. Release by TRC. Effective upon completion of the payment to TRC described above and the execution and delivery from TRC to GMACM of the final Bill of Sale, the Capital Assets, the GMACM Software and the License, the TRC Entities hereby fully release, remise, acquit, dissolve and further discharge and forever hold harmless GMACM, its subsidiaries, and their former and current officers, directors, agents, shareholders, servants, attorneys, and employees (the "GMACM Persons") of and from any and every claim, suit, liability, demand, action, and/or cause of action, whether based in common law, statute or equity, whether known or unknown, whether liquidated or unliquidated, whether fixed or contingent, which the TRC Entities have asserted or could have asserted against any of the GMACM Persons, now or in the future, that relate to or arise out of the Services Agreement. TRC's or USOL's relationship or involvement with GMACM, and/or any other agreement or understanding, between the Parties or any of the GMACM Persons, whether express or implied.

          5. Release by GMACM. Effective upon completion of the payment to TRC and the execution and delivery from TRC to GMACM of the final Bill of Sale, the Capital Assets, the GMACM Software and the License, GMACM hereby releases, remises, acquits, dissolves, and further discharges and forever holds harmless the TRC Entities and their former and current officers, directors, agents, shareholders, servants, attorneys, and employees (the "TRC Persons") of and from every claim, suit liability, demand, action, and/or cause of action, whether based in common law, statute or equity, whether known or unknown, whether liquidated or unliquidated, whether fixed or contingent, which GMACM has asserted or could have asserted against any of the TRC Persons, now or in the future, that relate to or arise out of Services Agreement, TRC's or USOL's relationship or

                                 Exhibit 10.11-2
               involvement   with   GMACM,   and/or  any  other   agreement   or
               understanding between the Parties or the TRC Persons, whether express or implied.

          6. Full and Complete Agreement. This Agreement contains the full and complete agreement of the Parties hereto and all prior negotiations and agreements between the Parties are merged into the Agreement. Other than the obligations set out in this Agreement, the Parties shall have no further obligations to one another under the Services Agreement or any other alleged agreement or understanding between them, except for mutual obligations to protect any confidential information exchanged by the Parties

          7. Binding Agreement. It is hereby acknowledge that no material term of this Agreement remains to be negotiated and that this Agreement represents a final and binding agreement between the Parties which shall not be modified or varied in any manner unless by written and signed agreement.

          8. Representative Authority. Each signatory heret represents and warrants that he is competent to sign this Agreement and possesses all necessary authority to execute this Agreement on behalf of the entity for which this Agreement is signed.

                            [Signature page follows]



                                 Exhibit 10.11-3

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first stated above.


Attest:                                            TheResidentClub, Inc.


By:                                                By:  /s/ Rob Solomon
    -------------------------                           ------------------------
Name:                                              Name:  Rob Solomon
Its:  Secretary                                    Its:  Sole Director of TRC


Attest:                                            USOL Holdings, Inc.


By:  /s/ Don Barlow                                By:  /s/ Rob Solomon
    -------------------------                           ------------------------
Name:  Don Barlow                                  Name:  Rob Solomon
Its:  Secretary                                    Its:  Chief Executive Officer


Attest:                                            GMAC Mortgage Corporation


By:  /s/ Robert H. Patterson                       By:  /s/ David M. Applegate
    -------------------------                           ------------------------
Name:  Robert H. Patterson                         Name:  David M. Applegate
Its:  Secretary                                    Its:  President








                                 Exhibit 10.11-4